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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.s 333-65977, 333-65979, 333-65981, 333-65983, 333-
65985, 333-69253, 333-80953, 333-80955, 333-80957, 333-80951, 333-80959, 333-
62108) and on Form S-3 (No. 333-88573) of Conoco Inc. of our report dated February 19, 2001, except for Note 29, as to which the date is September 6, 2001, relating to the consolidated financial statements of Conoco Inc., which appears in this Form 8-K/A, and of our report dated March 9, 2001 relating to the financial statement schedule of Conoco Inc., which appears in Conoco Inc.'s Annual Report on Form 10-K dated March 12, 2001.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
September 6, 2001